Exhibit 4.3

PROMISSORY NOTE

FOR VALUE RECEIVED, Internal Fixation Systems, Inc. ("IFS" or "Maker") promises to pay Star Medical Equipment Rental, Inc., a Florida corporation ("Holder"), at its principal place of business in Miami, Florida, or at such other place as the holder of this Note may designate in writing, the principal sum of One Hundred Eighty Five Thousand Dollars ($185,000.00) with interest thereon at the rate of 6.0% per annum in lawful monies of the United States. Said principal and interest shall be paid as follows:

Beginning May 1, 2009, IFS shall be obligated to make monthly payments on the first of each month and thereafter until fully paid over the next sixty (60) months pursuant to the agached payment schedule. Any payment not received by the 5 day of a month (or in the event such day is a weekend or Federal holiday, the next business day thereafter) shall be deemed late.

Maker further agrees to pay all costs of collection, including a reasonable attorney's fee, including attorney's fees in the event of appeal, in case the principal of this Note or any interest thereon is not paid in accordance with the terms hereof.

This Note is to be construed and enforced according to the laws of the State of Florida.

Maker hereby consents to any extensions or renewals of this Note or any part hereof, without notice, and agrees that Maker will remain liable under this Note during any extensions or renewals thereof until the debts represented hereby are paid in full.

Commencing five (5) business days after notice of default is received by Maker arising from a failure to timely pay hereunder, this Note shall bear interest at the annual rate of the highest rate allowable by law, from such due date until no longer in default.

This Note may not be changed orally, but only by an agreement in writing, signed by both parties.

Internal Fixation Systems, Inc., a Florida Corporation

By:	/s/ Christopher Endara
Christopher Endara, Vice President and Secretary
Dated:	4/20/09

Month	Balance	Payment	Interest	Principal	Balance
1	$185,000.00	$3,576.99	$920.40	$2,656.59	$182,343.41
2	$182,343.41	$3,576.99	$907.28	$2,663.34	$179,680,07
3	$179,680.07	$3,576.99	$894.09	$2,682.90	$176,997.17
4	$176,997.17	$3,576.99	$880.84	$2,696.15	$174,301.02
5	$174,301.02	$3,576.99	$867.53	$2,709.46	$171,591.56
6	$171,591.56	$3,576.99	$854.14	$2,722.85	$168,868.71
7	$168,868.71	$3,576.99	$840.70	$2,736.29	$166,132,42
8	$166,132.42	$3,576.99	$827.18	$2,749.81	$163,382,61
9	$163,382.61	$3,576.99	$813.60	$2,763.39	$160,619.22
10	$160,619.22	$3,576.99	$799,96	$2,777.03	$157,842.19
11	$157,842.19	$3,576.99	$786.24	$2,790.75	$155,051.44
12	$155,051.44	$3,576.99	$772.46	$2,804.53	$152,246.91
13	$152,246.91	$3,576.99	$758.61	$2,818.38	$149,428.53
14	$149,428.53	$3,576.99	$744.69	$2,832.30	$146,596.23
15	$146,596.23	$3,576.99	$730.70	$2,846.29	$143,749.94
16	$143,749.94	$3,576.99	$716.65	$2,860.34	$140,889.60
17	$140,889.60	$3,576.99	$702.52	$2,874.47	$138,015.13
18	$138,015.13	$3,576.99	$688.32	$2,888.67	$135,126.46
19	$135,126.46	$3,576.99	$674.06	$2,902.93	$132,223.53
20	$132,223.53	$3,576.99	$659.72	$2,917.27	$129,306.26
21	$129,306.26	$3,576.99	$645.31	$2,931.68	$126,374.58
22	$126,374.58	$3,576.99	$630.84	$2,946.15	$123,428.43
23	$123,428.43	$3,576.99	$616.29	$2,960.70	$120,467.73
24	$120,467.73	$3,576.99	$601.66	$2,975.33	$117,492.40
25	$117,492.40	$3,576.99	$586.97	$2,990.02	$114,502.38
26	$114,502.38	$3,576.99	$572.20	$3,004.79	$111,497.59
27	$111,497.59	$3,576.99	$557.36	$3,019.63	$108,477.96
28	$108,477.96	$3,576.99	$542.45	$3,034.54	$105,443.42
29	$105,443.42	$3,576.99	$527.46	$3,049.53	$102,393.89
30	$102,393.89	$3,576.99	$512A0	$3,064.59	$99,329.30

Month	Balance	Payment	Interest	Principal	Balance
31	$99,329.30	$3,576.99	$497.27	$3,079.72	$96,249.58
32	$96,249.58	$3,576.99	$482.06	$3,094.93	$93,154.65
33	$93,154.65	$3,576.99	$466.77	$3,110.22	$90,044.43
34	$90,044.43	$3,576.99	$451.41	$3,125.58	$86,918.85
35	$86,918.85	$3,576.99	$435.98	$3,141.01	$83,777.84
36	$83,777.84	$3,576.99	$420.47	$3,156.52	$80,621.32
37	$80,621,32	$3,576.99	$404.88	$3,172.11	$77,449.21
38	$77,449.21	$3,576.99	$389.21	$3,187.78	$74,261.43
39	$74,261.43	$3,576.99	$373.47	$3,203.52	$71,057.91
40	$71,057.91	$3,576.99	$357.65	$3,219.34	$67,838.57
41	$67,838.57	$3,576.99	$341.75	$3,235.24	$64,603.33
42	$64,603.33	$3,576.99	$325.77	$3,251.22	$61,352.11
43	$61,352.11	$3,576.99	$309.71	$3,267.28	$58,084,83
44	$58,084.83	$3,576.99	$293.58	$3,283.41	$54,801.42
45	$54,801.42	$3,576.99	$277.36	$3,299.63	$51,501.79
46	$51,501.79	$3,576.99	$261.07	$3,315.92	$48,185.87
47	$48,185.87	$3,576.99	$244.69	$3,332.30	$44,853.57
48	$44,853.57	$3,576.99	$228.23	$3,348.76	$41,504.81
49	$41,504.81	$3,576.99	$211.70	$3,365.29	$38,139.52
50	$38,139.52	$3,576.99	$195.08	$3,381.91	$34,757.61
51	$34,757.61	$3,576.99	$178.37	$3,398.62	$31,358.99
52	$31,358.99	$3,576.99	$161.59	$3,415.40	$27,943.59
53	$27,943.59	$3,576.99	$144.72	$3,432.27	$24,511.32
54	$24,511.32	$3,576.99	$127.77	$3,449.22	$21,062.10
55	$21,062.10	$3,576.99	$110.74	$3,466.25	$17,595.85
56	$17,595.85	$3,576.99	$93.62	$3,483.37	$14,112.48
57	$14,112.48	$3,576.99	$76.42	$3,500.57	$10,611.91
58	$10,611.91	$3,576.99	$59.13	$3,517.86	$7,094.05
59	$7,094.05	$3,576.99	$41.75	$3,535.24	$3,558.81
60	$3,558.81	$3,583.11	$24.30	$3,558.81	$0.00

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